Exhibit 99.1
Compass, Inc. Reports Second Quarter 2023 Results
Achieves Positive Free Cash Flow In Second Quarter

New York, NY - August 7, 2023 - Compass, Inc. (NYSE: COMP) (“Compass” or “the Company”), the largest residential real estate brokerage in the United States by transaction volume1, announced its financial results for the second quarter ended June 30, 2023.

“I am pleased to say we are free cash flow positive in the second quarter of 2023,” said Robert Reffkin, Founder and Chief Executive Officer of Compass. “Additionally, national market share in Q2 2023 was 4.6% which marks the third consecutive quarter of market share gains, increasing 45 basis points over the period”.

“Compass continued to enhance its proprietary end-to-end platform with the launch of new features like Performance Tracker, Compass GPT integration as well as 1-click Title & Escrow. The non-GAAP Commissions expense as a percentage of revenue improved by approximately 38 basis points from the second quarter of last year when excluding the impact of the Agent Equity Program on the year ago period. High levels of principal agent retention continued with over 90% annualized retention in Q2 2023. Every month in the first half of the year, the number of principal agents the Company lost was less than the month before,” said Reffkin.

“We had operating cash flow of $53 million and free cash flow of $51 million in Q2 2023. We have made up most of the free cash flow deficit from Q1 2023 and we believe we are in position to achieve our goal of being free cash flow positive for 2023,” said Kalani Reelitz, Chief Financial Officer. “We ended the second quarter with $335 million in cash and cash equivalents including a $150 million draw from our revolving credit facility. Given our conviction on being free cash flow positive, in July we repaid the entire $150 million balance outstanding on the facility.”

In the last four quarters, Compass significantly improved its non-GAAP operating expenses with a reduction in the annualized run rate of more than $500 million. It expects to achieve its goal of a $900 million annualized operating expense run rate in Q4 2023. Compass remains committed to the path to maintain its operating expenses at $900 million in 2024 and is focused on maintaining that level through 2025.

Q2 2023 Financial Highlights:
•Revenue decreased by 26% year-over-year to $1.5 billion as transactions declined 19% driven by macroeconomic factors, combined with a decrease in the price of the average Compass transaction which was in part attributable to a shift in mix involving fewer sales in high-end markets like California.
•Q2 2023 GAAP Net loss was $48 million, an improvement of 53% from a Net loss of $101 million in Q2 2022. The Net loss for Q2 2023 includes non-cash stock-based compensation expenses of $39 million, depreciation and amortization of $22 million, and a $16 million restructuring charge related to continued efficiency improvements.
•Adjusted EBITDA2 (a non-GAAP measure) was $30 million in Q2 2023, compared to $4 million in Q2 2022. This is an improvement of $26 million while revenue declined by 26% due to macroeconomic factors.
•Operating Cash Flow / Free Cash Flow3 (a non-GAAP measure): During Q2 2023, we delivered operating cash flow of $53 million and free cash flow of $51 million when considering capital expenditures.
•Cash and cash equivalents at the end of Q2 2023 was $335 million, which includes $150 million of cash resulting from a draw of our revolving credit facility in Q4 2022. The $150 million draw was repaid in July 2023.

Q2 2023 Operational Highlights:
•Platform: The Compass end-to-end technology platform provides real estate agents with the ability to perform their primary workflows, from first contact to close, with a single log-in and without leaving the Compass platform. Compass continued the roll out of its title and escrow business integration into the technology platform in Southern California by expanding the offering to San Diego. We expect to complete our expansion of this integration in Philadelphia, Washington DC, Maryland and Virginia by the end of 2023, and eventually roll out this integration feature to all the markets where we offer title and escrow services.
1 Compass was ranked number one in sales volume for 2022 by Real Trends in March 2023 for the second year in a row.
2 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.
3 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.

•National market share in Q2 2023 was 4.6%, up 13 basis points sequentially from Q1 2023. This marks the third consecutive quarter of market share gains, increasing 45 basis points over the period.
•Agents: Average Number of Principal Agents was 13,633 for Q2 2023, an increase of 429 principal agents from Q2 2022 and up sequentially from Q1 2023.4 Compass continued to experience high levels of retention of principal agents with over 90%+ annual retention rate. Every month in the first half of the year, the number of principal agents we lost was less than the month before. July, while not yet closed, looks to continue the trend. The number of NAR agents is down from its peak of 1.6 million in October 2022.
•Transactions: Compass agents closed 54,207 Total Transactions in Q2 2023, a decline of 19% compared to Q2 2022. Transactions for the entire U.S. residential real estate market declined 21% for the same period.5
•Gross Transaction Value (“GTV”)6 was $56.8 billion in Q2 2023, a decline of 26% compared to Q2 2022.

Additional information can be found in the Company’s Q2 2023 Earnings Presentation, which can be found in the Investor Relations section of the Compass website at https://investors.compass.com.

Outlook
Q3 2023 Outlook:
•Revenue of $1.3 billion to $1.4 billion
•Adjusted EBITDA of $15 million to $35 million
•Free cash flow positive

FY 2023 Outlook:
•Non-GAAP Operating expense range of $850-$950 million.7
•Free cash flow positive

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net loss because certain expenses excluded from GAAP Net loss when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for Non-GAAP Operating expense after commissions and other related expenses to GAAP Operating expenses because certain expenses excluded from GAAP Operating expenses cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures on a historical basis, see “Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA”, “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP Operating Cash Flow to Free Cash Flow” in the financial statement tables included within this press release.
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Conference Call Information
Management will conduct a conference call to discuss the second quarter 2023 results as well as outlook at 5:00 p.m. ET on Monday, August 7, 2023. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass Inc. Q2 2023 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.
4 During the first quarter of 2023, we began to utilize an updated methodology for tracking and reporting our agent statistics. The Average Number of Principal Agents and year over year growth reported in this press release is based on the updated methodology.
5 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction.
6 Gross Transaction Value includes a de minimis number of new development and commercial brokerage transactions.
7 Non-GAAP Operating expenses exclude Commissions and other related expenses, Depreciation and amortization, Stock-based compensation and other expenses excluded from the Company’s calculation of Adjusted EBITDA. We calculate non-GAAP Operating expense annualized run rate by taking the sum of the quarter’s non-GAAP sales and marketing, operations and support, research and development, and general and administration expenses and multiplying it by four.

Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our Twitter feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s Twitter feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the third quarter and full year of 2023, planned operating expense and cash flow levels for the third quarter and full year of 2023, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general macroeconomic conditions in the U.S. and globally (e.g., inflation), economic and industry downturns, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate, including seasonal and cyclical trends (e.g., increases in mortgage interest rates, continued limited inventory, slowed consumer demand, reduced home affordability and declines in price appreciation and home prices); current interest rates and changes in prevailing interest rates; our ability to continuously innovate, improve and expand our platform; the dependability of our platform and software; our ability to attract new agents and retain current agents or increase agents’ utilization of our platform; our ability to expand our brokerage and adjacent services businesses; our ability to grow revenue from adjacent services at our anticipated rate; our ability to achieve expected benefits from our mortgage and title and escrow businesses, including our joint ventures; our rapid growth and rate of growth; our ability to carefully manage our expense structure; our net losses and ability to achieve or sustain profitability in the future; covenants in our debt agreements that may restrict our borrowing capacity or operating activities; our ability to compete successfully in the markets in which we operate; the effect of monetary policies of the federal government and its agencies; any decreases in our gross commission income or the percentage of commissions that we collect; fluctuation of our quarterly results and other operating metrics; our ability to successfully pursue acquisitions and integrate target companies; the loss of key personnel; our ability to attract and retain highly qualified personnel and to recruit agents; reliability of our information security systems; the impact of cybersecurity incidents and the potential loss of critical and confidential information; identification of material weaknesses in our internal control over financial reporting and our ability to remediate such material weaknesses; compliance with privacy laws; the effect of the claims, lawsuits, government investigations and other proceedings that we are subject to from time to time; our ability to protect our intellectual property rights; impact of having a multi-class structure of common stock; natural disasters and catastrophic events; and other general market, political, economic, and business conditions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Non-GAAP Operating expenses, and Free Cash Flow, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow alongside other financial performance measures, including net loss attributable to Compass, Inc., GAAP Operating expenses, operating cash flows and our other GAAP measures. In evaluating Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow should not be construed to imply that our future results will be unaffected by the types of items excluded from these calculations of Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow. Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow are not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliations of these non-GAAP measures have been provided in the financial statement tables included within this press release, and investors are encouraged to review these reconciliations.

About Compass
Compass is the largest residential real estate brokerage in the United States by transaction volume. Founded in 2012 and based in New York City, Compass provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.compass.com.

Investor Contact
Rich Simonelli
richard.simonelli@compass.com

Media Contact
Rory Golod
rory@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$335.4	$361.9
Accounts receivable, net of allowance	58.4	36.6
Compass Concierge receivables, net of allowance	36.4	42.9
Other current assets	63.7	76.5
Total current assets	493.9	517.9
Property and equipment, net	171.0	192.5
Operating lease right-of-use assets	439.2	483.2
Intangible assets, net	86.4	99.3
Goodwill	203.8	198.4
Other non-current assets	30.3	41.8
Total assets	$1,424.6	$1,533.1
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$23.3	$28.1
Commissions payable	97.0	48.0
Accrued expenses and other current liabilities	108.6	164.9
Current lease liabilities	101.4	94.6
Concierge credit facility	30.4	31.9
Revolving credit facility	150.0	150.0
Total current liabilities	510.7	517.5
Non-current lease liabilities	448.1	486.5
Other non-current liabilities	14.1	8.4
Total liabilities	972.9	1,012.4
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	2,842.3	2,713.6
Accumulated deficit	(2,394.7)	(2,196.5)
Total Compass, Inc. stockholders' equity	447.6	517.1
Non-controlling interest	4.1	3.6
Total stockholders' equity	451.7	520.7
Total liabilities and stockholders' equity	$1,424.6	$1,533.1

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$1,494.0	$2,020.1	$2,451.2	$3,417.1
Operating expenses:
Commissions and other related expense (1)	1,224.0	1,652.9	2,014.9	2,799.3
Sales and marketing (1)	113.3	154.9	228.6	299.9
Operations and support (1)	83.0	104.9	164.1	213.8
Research and development (1)	45.4	107.2	94.3	215.4
General and administrative (1)	34.7	55.2	69.1	110.5
Restructuring costs	15.9	18.9	26.0	18.9
Depreciation and amortization	22.3	25.4	47.2	44.1
Total operating expenses	1,538.6	2,119.4	2,644.2	3,701.9
Loss from operations	(44.6)	(99.3)	(193.0)	(284.8)
Investment income, net	2.5	0.3	5.4	0.4
Interest expense	(4.1)	(0.7)	(7.3)	(1.4)
Loss before income taxes and equity in loss of unconsolidated entity	(46.2)	(99.7)	(194.9)	(285.8)
Income tax benefit	—	1.5	—	1.4
Equity in loss of unconsolidated entity	(0.7)	(2.9)	(2.2)	(5.0)
Net loss	(46.9)	(101.1)	(197.1)	(289.4)
Net (income) loss attributable to non-controlling interests	(0.9)	(0.1)	(1.1)	0.2
Net loss attributable to Compass, Inc.	$(47.8)	$(101.2)	$(198.2)	$(289.2)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.10)	$(0.24)	$(0.44)	$(0.69)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	460,960,349	427,987,083	455,538,666	421,719,718

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Commissions and other related expense	$—	$6.4	$11.6	$23.4
Sales and marketing	9.0	11.2	17.6	21.9
Operations and support	4.1	4.1	7.1	8.4
Research and development	12.6	18.9	23.0	35.8
General and administrative	13.3	18.6	24.6	33.5
Total stock-based compensation expense	$39.0	$59.2	$83.9	$123.0

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net loss	$(197.1)	$(289.4)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	47.2	44.1
Stock-based compensation	83.9	123.0
Equity in loss of unconsolidated entity	2.2	5.0
Change in acquisition related contingent consideration	0.6	(0.3)
Bad debt expense	2.8	3.4
Amortization of debt issuance costs	0.4	0.5
Changes in operating assets and liabilities:
Accounts receivable	(24.1)	(14.5)
Compass Concierge receivables	5.9	(26.9)
Other current assets	12.4	(15.0)
Other non-current assets	9.4	(3.3)
Operating lease right-of-use assets and operating lease liabilities	9.5	3.9
Accounts payable	(4.9)	10.6
Commissions payable	49.0	31.9
Accrued expenses and other liabilities	0.6	6.7
Net cash used in operating activities	(2.2)	(120.3)
Investing Activities
Investment in unconsolidated entity	—	(12.5)
Capital expenditures	(6.1)	(41.4)
Payments for acquisitions, net of cash acquired	—	(15.0)
Net cash used in investing activities	(6.1)	(68.9)
Financing Activities
Proceeds from exercise of stock options	2.9	7.7
Proceeds from issuance of common stock under Employee Stock Purchase Plan	1.4	—
Taxes paid related to net share settlement of equity awards	(10.3)	(13.8)
Proceeds from drawdowns on Concierge credit facility	29.3	26.7
Repayments of drawdowns on Concierge credit facility	(30.8)	(12.5)
Proceeds from drawdowns on Revolving credit facility	75.0	—
Repayments of drawdowns on Revolving credit facility	(75.0)	—
Payments related to acquisitions, including contingent consideration	(10.2)	(6.7)
Other	(0.5)	—
Net cash (used in) provided by financing activities	(18.2)	1.4
Net decrease in cash and cash equivalents	(26.5)	(187.8)
Cash and cash equivalents at beginning of period	361.9	618.3
Cash and cash equivalents at end of period	$335.4	$430.5

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss attributable to Compass, Inc.	$(47.8)	$(101.2)	$(198.2)	$(289.2)
Adjusted to exclude the following:
Depreciation and amortization	22.3	25.4	47.2	44.1
Investment income, net	(2.5)	(0.3)	(5.4)	(0.4)
Interest expense	4.1	0.7	7.3	1.4
Stock-based compensation	39.0	59.2	83.9	123.0
Income tax benefit	—	(1.5)	—	(1.4)
Restructuring costs	15.9	18.9	26.0	18.9
Acquisition-related expenses(1)	(0.9)	3.0	2.2	11.1
Adjusted EBITDA	$30.1	$4.2	$(37.0)	$(92.5)

(1) For the three months ended June 30, 2023 and 2022, acquisition-related expenses includes a $0.2 million loss and a $0.7 million gain, respectively, as a result of changes in the fair value of contingent consideration and a $1.1 million gain and a $3.7 million expense, respectively, related to acquisition consideration treated as compensation expense over the underlying retention periods. For the six months ended June 30, 2023 and 2022, acquisition-related expenses includes a $0.2 million loss and a $0.3 million gain, respectively, as a result of changes in the fair value of contingent consideration and expense of $2.0 million and $11.4 million, respectively, related to acquisition consideration treated as compensation expense over the underlying retention periods.

Compass, Inc.
Reconciliation of Operating Cash Flows to Free Cash Flow
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$53.3	$(9.3)	$(2.2)	$(120.3)
Less:
Capital expenditures	(2.6)	(20.6)	(6.1)	(41.4)
Free cash flow	$50.7	$(29.9)	$(8.3)	$(161.7)

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Commissions and other related expense	$1,224.0	$1,652.9	$2,014.9	$2,799.3
Adjusted to exclude the following:
Stock-based compensation	—	(6.4)	(11.6)	(23.4)
Non-GAAP Commissions and other related expense	$1,224.0	$1,646.5	$2,003.3	$2,775.9

GAAP Sales and marketing	$113.3	$154.9	$228.6	$299.9
Adjusted to exclude the following:
Stock-based compensation	(9.0)	(11.2)	(17.6)	(21.9)
Non-GAAP Sales and marketing	$104.3	$143.7	$211.0	$278.0

GAAP Operations and support	$83.0	$104.9	$164.1	$213.8
Adjusted to exclude the following:
Stock-based compensation	(4.1)	(4.1)	(7.1)	(8.4)
Acquisition-related expenses	0.9	(3.0)	(2.2)	(11.1)
Non-GAAP Operations and support	$79.8	$97.8	$154.8	$194.3

GAAP Research and development	$45.4	$107.2	$94.3	$215.4
Adjusted to exclude the following:
Stock-based compensation	(12.6)	(18.9)	(23.0)	(35.8)
Non-GAAP Research and development	$32.8	$88.3	$71.3	$179.6

GAAP General and administrative	$34.7	$55.2	$69.1	$110.5
Adjusted to exclude the following:
Stock-based compensation	(13.3)	(18.6)	(24.6)	(33.5)
Non-GAAP General and administrative	$21.4	$36.6	$44.5	$77.0

Compass, Inc.
Non-GAAP Operating Expenses Excluding Commissions and Other Related Expense
(In millions, unaudited)

	Three Months Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Sales and marketing	$134.3	$143.7	$133.6	$121.5	$106.7	$104.3
Operations and support	96.5	97.8	89.6	81.7	75.0	79.8
Research and development	91.3	88.3	72.1	51.1	38.5	32.8
General and administrative	40.4	36.6	32.7	27.5	23.1	21.4
Total non-GAAP operating expenses excluding commissions and other related expense	$362.5	$366.4	$328.0	$281.8	$243.3	$238.3